UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2007

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 24, 2007, the Compensation Committee of the Board of Directors of Nanometrics Incorporated, a Delaware corporation (the “Company”), approved certain compensation arrangements described below for the Company’s executive officers and other senior-level employees.

Salary Increase

The Compensation Committee approved an increase to the base salary of the Company’s acting Chief Financial Officer, Quentin B. Wright, in the amount of $5,000 per month, retroactive as to the date he first took on his role as acting Chief Financial Officer in April 2007. This salary adjustment, granted in recognition of Mr. Wright’s enhanced responsibilities as acting Chief Financial Officer, raises his annual base salary to $275,550.

Incentive Cash Award Program

The Compensation Committee approved an incentive cash award program for the remainder of 2007. Under the terms of the program, a pool of 5% of the Company’s earnings before income taxes as measured on a quarterly basis for the remaining three quarters of 2007 will be available to pay cash bonuses to participating individuals. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of these quarterly bonuses to participating individuals: Mr. Bruce Rhine, acting Chief Executive Officer – 20%; Mr. Quentin Wright, acting Chief Financial Officer – 20%; Mr. Bruce Crawford, Chief Operating Officer – 20%; and the remaining 40% to be distributed at the discretion of the Chief Executive Officer among certain other senior-level employees of the Company other than the aforementioned executive officers. No bonus will be paid under this program in a quarter in which the Company incurs a loss. Because the amount of a participant’s cash bonus under the program is dependent on the Company’s future earnings before taxes, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time.

Item 8.01 – Other Events.

Also on May 24, 2007, the Company’s Board of Directors changed the membership composition of its (i) Audit Committee and (ii) Nominating and Governance Committee based on the recommendation of the Nominating and Governance Committee.

The Audit Committee now consists of J. Thomas Bentley, Joseph F. Dox and Edmond R. Ward, with Mr. Bentley serving as chair of such committee.

The Nominating and Governance Committee now consists of Dr. William G. Oldham, Joseph F. Dox and Dr. Stephen Smith, with Dr. Oldham serving as chair of such committee.

The Compensation/Stock Option Committee continues to consist of Edmond R. Ward, Dr. Stephen Smith and J. Thomas Bentley, with Mr. Ward serving as chair of such committee.

Dr. Oldham continues to serves as lead independent director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2007	NANOMETRICS INCORPORATED

/s/ Quentin B. Wright
Quentin B. Wright Interim Chief Financial Officer